     As filed with the Securities and Exchange Commission on May 25, 1999.
                              Subject to Amendment


                                                           Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                 ------------
                         McNAUGHTON APPAREL GROUP INC.
            (Exact name of registrant as specified in its charter)



           DELAWARE                                      13-3747173
(State or other jurisdiction of             (I.R.S. Employee Identification No.)
incorporation or organization)

                                  -----------
                              463 Seventh Avenue
                           New York, New York  10018
                    (Address of principal executive offices)

                                   ---------

                         McNAUGHTON APPAREL GROUP INC.
                          EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                 ------------
                                PETER BONEPARTH
                                   President
                         McNaughton Apparel Group Inc.
                                 (212) 947-2960
(Name, address and telephone number, including area code, of agent for service)

                                 ------------
                                    Copy to:
                             BRADLEY P. COST, ESQ.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017

                                  -----------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                  -----------

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
       Title of each           Amount to be      Proposed maximum       Proposed maximum          Amount of
 class of securities to be      registered      offering price per     aggregate offering        registration
       registered                                    unit/(1)/             price/(1)/              fee/(1)/
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par           100,000             $5.50                 $550,000                 $152.90
 value
================================================================================================================

(1) Provided for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the closing price of the Registrant's Common Stock on April 28, 1999, as reported on the NASDAQ National Market.

================================================================================

This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-29195). See "Explanatory Note."

================================================================================

          The contents of Registration Statement No. 333-29195, pursuant to which the Registrant registered 700,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's Executive Stock Option Plan, and all documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 24, 1999.

                         MCNAUGHTON APPAREL GROUP INC.

                         By:   /s/ Sanford Greenberg
                            ----------------------------------------------------
                             Sanford Greenberg
                             Chairman of the Board, Chief Executive Officer and Director

                         By:   /s/ Amanda J. Bokman
                            ----------------------------------------------------
                             Amanda J. Bokman
                             Vice President, Chief Financial Officer, Secretary, Treasurer and Director
                             (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                             Title                           Date
             ---------                             -----                           ----
/s/ Sanford Greenberg                 Chairman of the Board, Chief             May 24, 1999
----------------------------          Executive Officer and Director
Sanford Greenberg

                                                                               5

/s/ Peter Boneparth                   President, Chief Operating               May 24, 1999
----------------------------          Officer and Director
Peter Boneparth

/s/ Amanda J. Bokman                  Vice President, Chief                    May 24, 1999
----------------------------          Financial Officer, Secretary,
Amanda J. Bokman                      Treasurer and Director


----------------------------          Director                                 May __, 1999
Stuart Bregman

/s/ Bradley P. Cost                   Director                                 May 24, 1999
----------------------------
Bradley P. Cost

____________________________          Director                                 May __,1999
Ben Mayo

____________________________          Director                                 May __, 1999
Robert C. Siegel

                                EXPLANATORY NOTE


          This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-29195).

                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the McNaughton Apparel Group Inc. Executive Stock Option Plan of our report dated December 21, 1998 with respect to the consolidated financial statements and schedule of McNaughton Apparel Group Inc. included in its Annual Report on Form 10-K for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


New York, NY                                               ERNST & YOUNG LLP
May 21, 1999

                              CONSENT OF COUNSEL



          The consent of Haythe & Curley is contained in its opinion filed as
Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS


Number             Description of Exhibit                                                Page
------             ----------------------                                                ----
  5      -         Opinion of Haythe & Curley                                             10

 23(i)   -         Consent of Ernst & Young LLP (see "Consent of Independent              --
                   Auditors" in the Registration Statement)

 23(ii)  -         Consent of Haythe & Curley (contained in Exhibit 5)                    --

 24      -         Power of Attorney (see "Power of Attorney" in the Registration         --
                   Statement)